================================================================================
                                                                    Exhibit 99.1

[GRAPHIC OMITTED]
     OCWEN                                        Ocwen Financial Corporation(R)
================================================================================


FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                         SECOND QUARTER RESULTS FOR 2002

West Palm Beach, FL - (August 8, 2002) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss in the second quarter of 2002 of $(50.2) million or $(0.75) per share compared to a net loss of $(21.4) million or $(0.32) per share in the second quarter of 2001. For the six months ended June 30, 2002 the Company reported a net loss of $(54.7) million or $(0.81) per share compared to a net loss of $(45.0) million or $(0.67) per share in the same period of 2001.

Chairman and CEO William C. Erbey stated, "Our second quarter results include $45 million of provisions and charges related to our remaining $325.8 million of non-core assets, reflecting a substantial increase in reserve levels. The total carrying value of our remaining investments in real estate was reduced by 17%, while reserves on our remaining Commercial loans and REO and reserves on our remaining Affordable Housing properties and loans, respectively, rose from 11% to 20% and from 26% to 40%. We made this determination based on our analysis of recent events and the current market situation. This analysis led us to record these amounts in order to minimize the risk of future losses consistent with our objective of selling the remaining assets in a timely manner.

We have made great progress in transitioning Ocwen to a fee-based business and returning to profitability in the foreseeable future.
o The combined results of our core businesses, Residential Loan Servicing, Ocwen Technology Xchange(TM) (OTX), Ocwen Realty Advisors (ORA) and Unsecured Collections, reflected a substantial improvement over the same period last year, even after adjusting for certain non-recurring costs in 2001 and for the change in accounting for intangible assets. In the aggregate our core businesses generated pre-tax income of $4.8 million in the second quarter of 2002 as compared to an adjusted loss of $(0.2) million in the 2001 second quarter, an improvement of $5 million. Our annualized 2002 core business results reflect an improvement of $15 million as compared to 2001 adjusted results and $43 million as compared to adjusted results in 2000.
o At OTX, Washington Mutual and CitiMortgage began processing transactions through our REALTrans(R) platform, setting the stage for increased revenue growth during the latter half of 2002 as they migrate to full deployment of the system. In addition to revenue growth from REALTrans, we expect to continue the expense reductions we have achieved thus far this year, primarily resulting from our India initiative.
o Our non-core assets remaining to be sold were $325.8 million as of June 30, 2002 as compared to $543.3 million at December 31, 2001.

We continued our strategy of maintaining strong liquidity while reducing our debt. Our cash and cash equivalents were $244.4 million as of June 30, 2002, a decline of only 6.2% since year-end, while we reduced our total liabilities by $261.6 million or 21% from year-end levels."

The Servicing business reported pre-tax income of $8.1 million in the second quarter of 2002 vs. $8.5 million in the 2001 second quarter. Year to date in 2002, Servicing reported pre-tax income of $15.6 million as compared to pre-tax income of $17.0 million for the same period in 2001. 2002 results reflect earnings pressure from the current low interest rate environment. Our Servicing business continued to grow in the second quarter. As of June 30, 2002 we were the servicer of approximately 319 thousand loans with an unpaid principal balance (UPB) of $26.0 billion, as compared to approximately 303 thousand loans and $21.9 billion of UPB at December 31, 2001, an increase of 19% in UPB.

Pre-tax losses at OTX were $(4.9) million in the 2002 second quarter compared to $(7.8) million in the same period of 2001. For the six months ended June 30, 2002 OTX reported a pre-tax loss of $(10.2) million as compared to a pre-tax loss of $(21.6) million in 2001. 2001 year-to-date results include $4.7 million of non-recurring charges.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


ORA reported pre-tax income of $0.5 million in the second quarter of 2002 as compared to $0.2 million in the second quarter of 2001 reflecting both a revenue increase of $1.1 million or 47% and an improvement in margin from 8.6% to 14.2%. Year to date, ORA reported pre-tax income of $1.0 million as compared to $0.3 million in 2001.

The Unsecured Collections business posted pre-tax income of $1.1 million in the second quarter of 2002 vs. a pre-tax loss of $(2.1) million in the 2001 second quarter. For the six months ended June 30, 2002 the business reported pre-tax income of $2.1 million as compared to a pre-tax loss of $(4.3) million in the same period of 2001. The increase in pre-tax income in this business reflects the fact that as of December 31, 2001 the net book value of unsecured receivables had been reduced to zero and that the business is now generating fee based revenues.

The Residential Discount Loan business recorded pre-tax income of $0.6 million in the 2002 second quarter as compared to a pre-tax loss of $(4.5) million in the 2001 second quarter. Year to date, the business reported pre-tax income of $1.7 million, as compared to a pre-tax loss of $(6.3) million in 2001. Primarily as a result of a loan sale during the first quarter of 2002, the amount of loans and REO remaining as of June 30, 2002 was reduced to $6.3 million, down $47.5 million or 88% from December 31, 2001.

Pre-tax losses for the second quarter of 2002 in the Commercial Finance business amounted to $(38.3) million as compared to a pre-tax loss of $(3.2) million in the 2001 second quarter. Second quarter 2002 results reflect reserves and loan loss provisions of $35.2 million as compared to $4.1 million during the 2001 second quarter. For the six months ended June 30, 2002, the business reported a pre-tax loss of $(42.7) million as compared to a pre-tax loss of $(11.2) million in the same period of 2001. As of June 30, 2002, reserves on the remaining Commercial loan and REO assets amounted to 20% of asset value as compared to 11% at March 31, 2002. Total commercial loans, investments in real estate and REO totaled $247.2 million at June 30, 2002, reduced by $106.9 million or 30% from December 31, 2001.

The Affordable Housing business posted a pre-tax loss of $(11.7) million in the 2002 second quarter compared to a pre-tax loss of $(7.0) million in the 2001 second quarter. Affordable Housing results in the second quarter of 2002 included charges of $9.8 million, including a discount of approximately $3.9 million on a long term sale of seven assets with a book value of $29 million. This discount will accrete to income over the term of the related receivable balance. Other provisions during the quarter of $5.9 million reflect revisions in completion cost and financing estimates as well as modifications to projected sales results. As of June 30, 2002, reserves on Affordable Housing properties and loans had increased to 40% of remaining asset values as compared to 26% at March 31, 2002. For the six months ended June 30, 2002, the business reported a pre-tax loss of $(29.7) million as compared to a pre-tax loss of $(14.8) million in the same period of 2001. There are $49.8 million of Affordable Housing properties and loans remaining as of June 30, 2002 of which $11.9 million are loans, $19.0 million are properties subject to sales contracts that have not yet satisfied all of the accounting criteria for sales treatment and $18.9 million are properties that remain to be sold.

Results in the Subprime Finance business reflected pre-tax income of $0.3 million for the 2002 second quarter as compared to pre-tax income of $3.8 million in the 2001 second quarter. Year to date, the business reported pre-tax income of $4.8 million, as compared to pre-tax income of $5.6 million in 2001. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was reduced to $41.2 million at June 30, 2002 as compared to $65.1 million at December 31, 2001, primarily as a result of sales of securities.

Second quarter 2002 results also include gains of $1.1 million reflecting the repurchase of $5.4 million face value of debt as compared to gains of $0.4 million in the 2001 second quarter. Year to date, gains on debt repurchases amounted to $1.1 million in 2002 as compared to $3.8 million in the same period of 2001. In accordance with the provisions of Statement of Financial Accounting Standards No. 145, which the Company adopted in the second quarter of 2002, these gains are now included as a component of non interest income. While the Company has reduced the volume of these transactions in recent quarters in light of current pricing levels, it continues to evaluate additional debt repurchases.

Year to date results for 2002 also include a net gain of $16.2 million recorded in the first quarter. This gain represents the effect of a change in accounting principles for goodwill and intangible assets in accordance with Statements of Financial Accounting Standards 141 and 142.

The Company's net effective tax expense in the 2002 second quarter was zero. Tax expense in the second quarter of 2001 was $11.0 million, representing an increase to the valuation allowance on the deferred tax asset. Year to date 2002 tax expense was $1.2 million, representing an offset to the taxes included in the change in accounting principles. Year to date tax expense in 2001 was $18.0 million, representing an increase to the valuation allowance on the deferred tax asset.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "believe," "minimize," "return," "improve," "increase," "grow," "reduce," "decline," "progress," "current," "consider," "maintain," "generate," "accrete," "estimate," "modify," "project," "subject to," "gain," "result," "evaluate," "offset," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws and potential political issues related to operations outside of the USA, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission (the "SEC"), including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit
99.1 attached to OCN's Form 10-K for the year ended December 31, 2001, which filings are available from the SEC. Undue reliance should not be accorded forward-looking statements, which speak only as of the date they are made. OCN undertakes no obligation to publicly update or revise forward-looking statements.

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


Interest Income and Expense

                                                                  Three Months                Six Months
                                                              ----------------------    ----------------------
For the periods ended June 30,                                  2002         2001         2002         2001
-----------------------------------------------------------   ---------    ---------    ---------    ---------
(Dollars in thousands)
Interest income:
  Federal funds sold and repurchase agreements ............   $     693    $   2,454    $   1,272    $   4,098
  Trading securities ......................................       4,159        4,174        8,517        9,873
  Investment securities and other .........................          69          251          161          598
  Match funded loans and securities .......................       1,808        2,737        4,057        5,220
  Loans ...................................................       2,077       15,602        7,513       30,246
                                                              ---------    ---------    ---------    ---------
                                                                  8,806       25,218       21,520       50,035
                                                              ---------    ---------    ---------    ---------
Interest expense:
  Deposits ................................................       7,082       16,307       15,699       34,379
  Securities sold under agreements to repurchase ..........          71           --          198           --
  Bonds - match funded agreements .........................       1,807        1,742        3,716        4,708
  Obligations outstanding under lines of credit ...........       1,107        1,737        2,149        2,456
  Notes, debentures and other interest bearing obligations        4,647        4,942        9,348       10,065
                                                              ---------    ---------    ---------    ---------
                                                                 14,714       24,728       31,110       51,608
                                                              ---------    ---------    ---------    ---------
  Net interest income (expense) before provision for loan
    losses ................................................   $  (5,908)   $     490    $  (9,590)   $  (1,573)
                                                              =========    =========    =========    =========


Pre-Tax Income (Loss) by Business Segment

                                                                  Three Months                Six Months
                                                              ----------------------    ----------------------
For the periods ended June 30,                                  2002         2001         2002         2001
-----------------------------------------------------------   ---------    ---------    ---------    ---------

(Dollars in thousands)
 Residential Loan Servicing ...............................   $   8,083    $   8,509    $  15,631    $  17,021
 OTX ......................................................      (4,904)      (7,790)     (10,186)     (21,558)
 Ocwen Realty Advisors ....................................         499          205        1,019          346
 Unsecured Collections ....................................       1,139       (2,141)       2,083       (4,341)
 Residential Discount Loans ...............................         609       (4,542)       1,720       (6,299)
 Commercial Finance .......................................     (38,324)      (3,161)     (42,744)     (11,175)
 Affordable Housing .......................................     (11,675)      (6,964)     (29,658)     (14,816)
 Subprime Finance .........................................         316        3,832        4,809        5,551
 Corporate Items and Other ................................      (5,941)       1,578      (12,364)       8,314
                                                              ---------    ---------    ---------    ---------
                                                              $ (50,198)   $ (10,474)   $ (69,690)   $ (26,957)
                                                              =========    =========    =========    =========


Non-Core Assets

         The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to sales contracts that have not met accounting criteria for sales treatment.

                                                             June 30,   December 31,
                                                              2002         2001
                                                            ---------    ---------
(Dollars in thousands) Loans, net:
   Affordable housing ..................................    $  11,882    $  17,215
   All other ...........................................      110,127      168,078
Real estate held for sale ..............................           --       13,418
Investment in real estate ..............................       59,598      116,896
Real estate owned, net .................................       84,101      110,465
Subordinates, residuals and other trading securities ...       41,210       65,058
Affordable housing properties ..........................       18,877       52,176
                                                            ---------    ---------
   Total non-core assets to be sold ....................    $ 325,795    $ 543,306
                                                            =========    =========

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


                                    OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (Dollars in thousands, except share data)


                                                                                         June 30,      December 31,
                                                                                           2002           2001
                                                                                        -----------    -----------
Assets:
Cash and amounts due from depository institutions ...................................   $    34,213    $    23,076
Interest earning deposits ...........................................................       122,161        111,579
Federal funds sold and repurchase agreements ........................................        88,000        126,000
Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) ................................        90,338        161,191
     Subordinates, residuals and other securities ...................................        41,210         65,058
Real estate held for sale ...........................................................            --         13,418
Investment in real estate ...........................................................        59,598        116,896
Affordable housing properties .......................................................        37,941        102,069
Loans, net ..........................................................................       122,009        185,293
Match funded assets .................................................................       159,220        174,351
Real estate owned, net ..............................................................        84,101        110,465
Premises and equipment, net .........................................................        47,333         44,589
Income taxes receivable .............................................................        20,441         20,842
Advances on loans and loans serviced for others .....................................       254,734        283,183
Mortgage servicing rights ...........................................................       133,677        101,107
Other assets ........................................................................        96,805         72,033
                                                                                        -----------    -----------
                                                                                        $ 1,391,781    $ 1,711,150
                                                                                        ===========    ===========
Liabilities and Stockholders' Equity
  Liabilities:
  Deposits ..........................................................................   $   441,863    $   656,878
  Escrow deposits on loans and loans serviced for others ............................        88,773         73,565
  Securities sold under agreements to repurchase ....................................        66,817         79,405
  Bonds - match funded agreements ...................................................       146,214        156,908
  Obligations outstanding under lines of credit .....................................        68,883         84,304
  Notes, debentures and other interest bearing obligations ..........................       157,580        160,305
  Accrued interest payable ..........................................................         8,794         12,836
  Excess of net assets acquired over purchase price .................................            --         18,333
  Accrued expenses, payables and other liabilities ..................................        30,333         28,351
                                                                                        -----------    -----------
     Total liabilities ..............................................................     1,009,257      1,270,885
                                                                                        -----------    -----------

  Minority interest in subsidiary ...................................................         1,625             --

 Company obligated, mandatorily redeemable securities of subsidiary trust holding
     solely junior subordinated debentures of the Company ...........................        56,249         61,159

  Stockholders' equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
     outstanding ....................................................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,333,477 and
     67,289,313 shares issued and outstanding at June 30, 2002 and December 31,
     2001, respectively .............................................................           673            673
   Additional paid-in capital .......................................................       224,375        224,142
   Retained earnings ................................................................        99,722        154,412
   Accumulated other comprehensive loss, net of taxes:
     Net unrealized foreign currency translation loss ...............................          (120)          (121)
                                                                                        -----------    -----------
     Total stockholders' equity .....................................................       324,650        379,106
                                                                                        -----------    -----------
                                                                                        $ 1,391,781    $ 1,711,150
                                                                                        ===========    ===========

Ocwen Financial Corporation
Fourth Quarter Results
May 7, 2002


                                            OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (Dollars in thousands, except share data)

                                                                                Three Months                    Six Months
                                                                        ----------------------------   ----------------------------
For the periods ended June 30,                                              2002            2001           2002            2001
---------------------------------------------------------------------   ------------    ------------   ------------    ------------
Net interest expense:
  Income ............................................................   $      8,806    $     25,218   $     21,520    $     50,035
  Expense ...........................................................         14,714          24,728         31,110          51,608
                                                                        ------------    ------------   ------------    ------------
  Net interest income (expense) before provision for loan losses ....         (5,908)            490         (9,590)         (1,573)
  Provision for loan losses .........................................         10,732          10,297         11,411          18,417
                                                                        ------------    ------------   ------------    ------------
  Net interest expense after provision for loan losses ..............        (16,640)         (9,807)       (21,001)        (19,990)
                                                                        ------------    ------------   ------------    ------------

Non-interest income:
  Servicing and other fees ..........................................         35,848          33,740         71,574          64,857
  Gain (loss) on interest earning assets, net .......................           (996)            422         (2,773)         (1,409)
  Gain on trading and match funded securities, net ..................            161           4,550          2,953           9,739
  Loss on real estate owned, net ....................................        (11,858)         (1,885)       (15,970)         (3,090)
  Loss on other non-interest earning assets, net ....................            (93)           (975)          (841)           (519)
  Net operating gains (losses) on investments in real estate ........        (13,993)            490         (9,339)          3,265
  Amortization of excess of net assets acquired over purchase price .             --           4,583             --           9,166
  Gain on repurchase of debt ........................................          1,070             385          1,074           3,819
  Equity in income of investment in unconsolidated entities .........             40             139             31             184
  Other income ......................................................          2,328           2,437          7,357           4,483
                                                                        ------------    ------------   ------------    ------------
                                                                              12,507          43,886         54,066          90,495
                                                                        ------------    ------------   ------------    ------------
Non-interest expense:
  Compensation and employee benefits ................................         19,708          21,309         40,781          42,244
  Occupancy and equipment ...........................................          3,331           3,174          6,045           6,267
  Technology and communication costs ................................          6,009           5,556         11,061          15,704
  Loan expenses .....................................................          3,436           2,835          7,371           7,070
  Net operating losses on investments in certain affordable housing
    properties ......................................................          6,228           2,756         21,910           7,818
  Amortization of excess of purchase price over net assets acquired .             --             778             --           1,556
  Professional services and regulatory fees .........................          3,172           3,934          7,768           7,750
  Other operating expenses ..........................................          2,615           2,514          4,590           5,303
                                                                        ------------    ------------   ------------    ------------
                                                                              44,499          42,856         99,526          93,712
                                                                        ------------    ------------   ------------    ------------
Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company ..........................          1,566           1,697          3,229           3,750
                                                                        ------------    ------------   ------------    ------------
Loss before income taxes and effect of change in accounting principle
                                                                             (50,198)        (10,474)       (69,690)        (26,957)
Income tax expense ..................................................             --          10,967          1,166          18,000
                                                                        ------------    ------------   ------------    ------------
Net loss before effect of change in accounting principle ............        (50,198)        (21,441)       (70,856)        (44,957)
Effect of change in accounting principle, net of taxes ..............             --              --         16,166              --
                                                                        ------------    ------------   ------------    ------------
    Net loss ........................................................   $    (50,198)   $    (21,441)  $    (54,690)   $    (44,957)
                                                                        ============    ============   ============    ============

Earnings (loss) per share:
  Basic and Diluted:
    Net loss before effect of change in accounting principle ........   $      (0.75)   $      (0.32)  $      (1.05)   $      (0.67)
    Effect of change in accounting principle, net of taxes ..........             --              --           0.24              --
                                                                        ------------    ------------   ------------    ------------
    Net loss ........................................................   $      (0.75)   $      (0.32)  $      (0.81)   $      (0.67)
                                                                        ============    ============   ============    ============

Weighted average common shares outstanding ..........................     67,317,005      67,198,359     67,305,747      67,175,361